Exhibit 10.1

FINANCIAL PLAZA

AT UNION SQUARE

OFFICE BUILDING LEASE

VICTEX COLORADO LLC

Landlord

AND

TREES CORPORATION

Tenant

FINANCIAL PLAZA AT UNION SQUARE

215 Union Boulevard

Lakewood, CO 80228

FINANCIAL PLAZA AT UNION SQUARE

OFFICE BUILDING LEASE

THIS LEASE is made this 21st day of November, 2022, between Victex Colorado LLC, a Colorado limited liability company ("Landlord"), and Trees Corporation, a Delaware corporation ("Tenant").

1.  Premises:

In consideration of the payment of rent and the keeping and performance by Tenant of the covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises on the Plan attached hereto as Exhibit "A" (the "Premises"), and by this reference made a part hereof, said Premises consisting of approximately 3,776 rentable square feet of space comprising Suite 415 of the building located at 215 Union Boulevard, Lakewood, Colorado 80228 (hereinafter called the "Building"), together with a non-exclusive license, subject to the provisions hereof, to use all appurtenances thereto, including, but not limited to, any plazas, common areas and other areas designated by Landlord for use by tenants of the Building.  Landlord and Tenant hereby agree that, for all purposes of this Lease, the Premises shall be deemed to contain 3,776 rentable square feet.  As used in this Lease, the term "Building Complex" shall include (a) the real property described on Exhibit "B" attached hereto and by this reference made a part hereof, (b) the Building, plazas, common areas, other areas and appurtenances situated on such real property, and (c) any buildings, parking structures or other improvements subsequently constructed on such real property.

2.  Term:

The term of this Lease shall commence at 12:01 a.m. on January 1, 2023, and terminate at 11:59 p.m. on March 31, 2026, unless sooner terminated pursuant to this Lease (said thirty-nine (39) month term is hereinafter referred to as the "Primary Lease Term"). If Landlord is unable to deliver possession of the Premises by the date specified for the commencement of the Primary Lease Term, Landlord shall not be liable for any damage caused for failing to deliver possession, and Tenant shall not be liable for rent until Landlord delivers possession of the Premises to Tenant. The Primary Lease Term shall be extended by the length of any delay in the delivery of possession of the Premises to Tenant such that the Primary Lease Term shall continue for thirty-nine (39) months following such delivery of possession of the Premises to Tenant.

3.  Rent:

Tenant shall pay to Landlord, as rent for the Primary Lease Term, the sum of $311,519.88 U.S. Dollars (the "Base Rent") which sum shall be payable in monthly installments according to the following schedule, the first such installment being due and payable with the execution of this Lease, and subsequent installments commencing May 1, 2023, and continuing thereafter on the first day of each succeeding calendar month.

January 2023 through March 31, 2023: $0.00

April 2023 through March 31, 2024: $8,496.00

April 2024 through March 31, 2025: $8,653.33

April 2025 through March 31, 2026: $8,810.66

All Base Rent or other rentals or sums due hereunder shall be paid in advance without notice, abatement, deduction or offset at the office of Landlord or to such other person or at such other place as Landlord may designate in writing.  The installments of the Base Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Primary Lease

Term is in effect.  Any payment due on the first of the month and remaining unpaid after the fifth (5th) of the month shall be subject to a "Late Penalty" of 5% of the amount of the payment due.  The collection of Base Rent by Landlord more than one (1) month in advance is prohibited.

4.  Expense and Tax Adjustments:

A.Definitions:  In addition to the terms elsewhere defined in this Lease, the following terms shall have the following meanings with respect to the provisions of this Lease:

(1)"Base Operating Expenses" shall mean an amount equal to those Operating Expenses (as hereinafter defined) actually incurred during calendar year 2023, as adjusted in accordance with Paragraph 4. B. (4) hereof.

(2)"Rentable Area of the Building" shall mean 73,034 square feet ("s.f.").  If there is a significant change in the aggregate Rentable Area as a result of an addition to the Building, partial destruction thereof, modification to building design, or similar circumstance which causes a reduction or increase thereto on a permanent basis, Landlord's Accountants, as said term is hereinafter defined, shall make such adjustments in the computations as shall be necessary to provide for any such change.

(3)"Tenant's Prorata Share" of the Operating Expenses shall be 5.17% (the percentage obtained by dividing the rentable square feet of the Premises [3,776 s.f.] by the Rentable Area of the Building [73,034 s.f.]).

(4)"Lease Year" shall mean each twelve (12) month period beginning with the date the Primary Lease Term commenced, or any anniversary thereof, and ending on the same date one (1) year later.  If the Lease Year is not concurrent with a calendar year, then Landlord reserves the right at any time to make all adjustments provided for herein on a calendar year basis, with an appropriate proration for the Lease Years in which such conversion is made and in which the term ends, and "Lease Year" as used in this Paragraph (4) shall thereafter be deemed to refer to "calendar year".

(5)"Operating Expenses" shall mean all operating expenses of any kind or nature which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Building Complex as determined by Landlord's Accountants.  Operating Expenses shall include, but not be limited to:

(a)All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority.  The foregoing shall include any taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which shall hereafter be levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, whether in lieu of or in addition to any current real estate taxes and assessments; provided, however, that any taxes which shall be levied on the rentals of the Building Complex shall be determined as if the Building Complex were Landlord's only property and provided, further, that in no event shall the term "taxes or assessments," as used herein, include any federal, state or local income taxes levied or assessed on Landlord, unless such taxes are a specific substitute for real property taxes.  Such term shall, however, include gross taxes on rentals.  Expenses incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations (all of the foregoing are collectively referred to herein as the "Taxes").  "Assessments" shall include any and all so-called special assessments, license tax, business license fee, business license tax, commercial rental tax, levy, charge or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or the Building Complex, or against any legal or equitable interest of Landlord therein.  For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid.

(b)Costs of supplies, including but not limited to the cost of "relamping" all Building Standard tenant lighting as the same may be required from time to time;

(c)Costs incurred in connection with obtaining and providing energy for the Building Complex, including but not limited to costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources;

(d)Costs of water and sanitary and storm drainage services;

(e)Costs of janitorial and security services;

(f)Costs of general maintenance and repairs, including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in connection with such maintenance and repair work;

(g)Costs of maintenance and replacement of landscaping; and costs of maintenance of parking areas, common areas, plazas and other areas used by tenants of the Building Complex;

(h)Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsement; public liability insurance; and any other insurance carried by Landlord on the Building Complex or any component parts thereof.  All such insurance shall be in such amounts as may be required by any mortgagee of Landlord or as Landlord may reasonably determine;

(i)Labor costs, including wages and other payments, costs to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare fringe benefits and all legal fees and other costs or expenses incurred in resolving any labor disputes;

(j)Professional building management fees;

(k)Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or reasonably to improve the operation, maintenance or state of repair of the Building Complex) incurred in the ordinary course of operating the Building Complex;

(l)The costs of capital improvements and structural repairs and replacements made in or to the Building Complex in order to conform to any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building Complex (herein, "Required Capital Improvements"); the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein, "Cost Savings Improvements"); and a reasonable annual replacements reserve reasonably necessary to permit Landlord to maintain the Building as a first class office building.  The expenditures for Required Capital Improvements and capital improvement or structural repair or replacement and Cost Savings Improvements shall be amortized over their useful life (as determined by Landlord's Accountants); and

(m)Costs incurred by Landlord's Accountants in engaging experts or other consultants to assist them in making the computations required hereunder.

"Operating Expenses" shall not include:

(a)Costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant's space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one;

(b)Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received;

(c)Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

(d)Costs of repairs or rebuilding necessitated by condemnation;

(e)Any interest on borrowed money or debt amortization; provided that interest shall be included for money borrowed or debt incurred to pay or defer payment of an Operating Expense item; or

(f)Depreciation on the Building.

Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, then to the extent that Landlord's Accountants determine that an adjustment should be made in making the computations herein provided for, Landlord's Accountants shall be permitted to modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular calendar year in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant.  Furthermore, in making any computations contemplated hereby, Landlord's Accountants shall also be permitted to make such adjustments and modifications to the provisions of this Paragraph 4 as shall be reasonably necessary to achieve the intention of the parties hereto.

(6)"Landlord's Accountants" shall mean that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and to prepare the federal and state income tax returns for Landlord with respect to the Building Complex.

B.Adjustment Mechanism:

(1)It is hereby agreed that during each calendar year after 2023 Tenant shall pay to Landlord Tenant's Prorata Share of the amount of the excess in the Operating Expenses for such calendar year over the Base Operating Expenses.  For each calendar year, Tenant shall pay to Landlord an estimate of Tenant's Prorata Share of such excess Operating Expenses, which payment Tenant shall pay to Landlord monthly in an amount equal to one-twelfth (1/12th) of the excess, if any, in Tenant's Prorata Share of the Operating Expenses for the new calendar year, as reasonably estimated by Landlord, over Tenant's Prorata Share of the Base Operating Expenses, with an adjustment to be made between the parties at a later date as hereinafter provided.  As soon as practicable following the end of each calendar year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Prorata Share of the excess in the Operating Expenses for the calendar year just completed over the Base Operating Expenses.  Further, Landlord shall notify Tenant of the difference, if any, between Tenant's actual Prorata Share of the Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Prorata Share of the Operating Expenses (which was paid in accordance with this subparagraph) for such year.  Such statement shall also set forth the amount of the estimated Operating Expenses reimbursement for the new calendar year computed by taking the estimated excess in Tenant's Prorata Share of Operating Expenses for the new calendar year over Tenant's Prorata Share of Base Operating Expenses and dividing it by the number of months remaining in the new calendar year.  To the extent that Tenant's Prorata Share of the actual Operating Expenses for any period covered by such statement is greater than the estimated excess which Tenant previously paid during the calendar year just completed, Tenant shall pay to Landlord the difference in cash within thirty (30) days following receipt of said statement from Landlord.  To the extent that Tenant's Prorata Share of the actual Operating Expenses for the period covered by the statement is less than the estimated excess which Tenant previously paid during the calendar year just completed, Landlord shall credit the difference against the Tenant's estimated reimbursement for Operating Expenses for the current calendar year and such credit will be applied to the next payment or payments due from Tenant to Landlord.  In addition, until Tenant receives such statement, Tenant's monthly reimbursement for the new calendar year shall continue to be paid at the rate for the previous calendar year, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement.  Landlord shall have the right to revise its estimate of Tenant's monthly reimbursement at any time during a calendar year.

(2)Tenant's obligation with respect to its Prorata Share of the Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay its Prorata Share of the actual Operating Expenses for the portion of the final calendar year of the Lease during which Tenant was obligated to pay such expenses.  If Tenant occupies the demised Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Prorata Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises.  Tenant shall pay its Prorata Share of any such increases within thirty (30) days following receipt of notice thereof.

(3)Tenant shall have the right, at any time within ninety (90) days after a statement of actual Operating Expenses for a particular calendar year has been rendered by Landlord as provided herein, at Tenant’s sole cost and expense, to examine Landlord's books and records relating to the determination of Operating Expenses; provided, however, that Tenant shall give Landlord prior written notice of its intent to exercise such right, the inspection may not take place outside of normal business hours, and Tenant shall not interfere with Landlord's normal business activities. Any and all amounts in dispute shall be appropriately adjusted on the basis of such audit. Unless Tenant objects to the rental adjustment within said ninety (90) day period, such statement and adjustment shall be deemed conclusive.

(4)In the event that the Building is less than ninety-five percent (95%) occupied during any particular calendar year, Landlord's Accountants shall adjust those Operating Expenses for the particular calendar year, or portion thereof, as the case may be, which are affected by the occupancy rates to reflect an occupancy of ninety-five percent (95%) of all Rentable Area.

(5) Operating Expenses which are directly attributable to one of the two buildings comprising the Building Complex shall be allocated to such building. Operating Expenses which are attributable to both buildings, or to other structures situated within the Building Complex (including Common Areas outside of both buildings), shall be allocated by the Landlord among the tenants of the buildings in the Building Complex, in such manner as Landlord, in its good faith judgment, deems equitable; and, the Base Operating Expenses shall be adjusted accordingly.

5.  Character of Occupancy:

A.The Premises are to be used for general office use, and for no other purpose without the prior written consent of Landlord.

B.Tenant shall not use or permit the Premises to be used for any act which will increase the existing rate of insurance upon the Building or the Building Complex, or cause a cancellation of any insurance policy covering the Building, the Building Complex or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by Landlord's insurance policies.  Tenant shall not use any apparatus, machinery or device in or about the Premises which shall make any noise or set up any vibration which will disturb other tenants.  Tenant agrees not to connect any apparatus, machinery or device to any mechanical, electrical or other Building system without the prior consent of Landlord.  Tenant shall not commit waste or suffer or permit waste to be committed, nor shall Tenant permit any nuisance in or about the Premises.

C.Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated.

D.Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises in the Building Complex by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord.  If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or in the Building Complex caused or permitted by Tenant results in contamination of any portion of the Building Complex, or if contamination by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building Complex, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, cost incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the air, soil or groundwater on, within or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Material caused or permitted by Tenant results in any contamination of the Building Complex, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building Complex to the condition existing prior to the introduction of any such Hazardous Material to the Building Complex; provided that Landlord’s approval of such action shall first be obtained.  As used herein, the term "Hazardous Material" means any hazardous material or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Premises are located or the United States Government.  The term "Hazardous Material" includes, without limitation, asbestos, petroleum, crude oil (any faction thereof), natural gas, natural gas liquids, and those substances defined as hazardous or toxic substances, or other similar designations, in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statutes, laws, ordinances, rules, regulations, and precautions.

6.  Service and Utilities:

A.Landlord, without charge, except as provided herein, and in accordance with standards from time to time prevailing for first-class office buildings in the greater Denver, Colorado area, agrees:  (1) to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); (2) to furnish during Ordinary Business Hours such heated or cooled air to the Premises as may, in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises; (3) to provide janitorial services for the Premises (including such window washing as may, in the judgment of Landlord, be reasonably required), such janitorial services to be provided only on Monday through Friday, excluding Legal Holidays, as hereinafter defined; (4) to provide, during Ordinary Business Hours, passenger elevators for ingress to and egress from the Premises, (one elevator shall be available at all times, except in the case of emergency or repair); (5) to cause electric current to be supplied to the Premises for electrical consumption in an amount normally used in the Building for standard office equipment; and (6) to guarantee Tenant access to the Premises during periods other than Ordinary Business Hours.  "Ordinary Business Hours," as used herein, shall mean 7:00 a.m. to 6:00 p.m. Monday through Friday and 7:00 a.m. to 12:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays," as used herein, shall mean New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and such other official national holidays as may hereafter be established by the United States Government or which become effective hereafter. Tenant and its authorized employees will have access to the Premises outside of Ordinary Business Hours and on holidays for the purposes of conducting Tenant’s business.

B."Excess Usage" shall be defined as any usage of electricity (1) during other than Ordinary Business Hours; or (2) for "Special Equipment" or (3) for any requirement for standard HVAC services during other than Ordinary Business Hours.  "Special Equipment," as used herein, shall mean (a) any equipment consuming more than 2 kilowatts at rated capacity, (b) any equipment requiring a voltage other than 120 volts, single phase, or (c) equipment that requires the use of self-contained HVAC units.  Tenant shall reimburse Landlord for reasonable costs incurred by Landlord in providing services for Excess Usage.  Such reasonable costs will include Landlord's costs for materials, utilities, and labor (including fringe and overhead costs).  Computation of Landlord's cost for providing such services will be made by Landlord's engineer, based on his engineering survey of Tenant's Excess Usage.  Tenant shall also reimburse Landlord for all costs of supplementing the Building HVAC system or extending or supplementing any electrical service, as Landlord may determine is necessary, as a result of Tenant's Excess Usage.  Prior to installation or use by Tenant of any equipment which will result in Excess Usage, or to operation of the Premises for extended hours on an ongoing basis, Tenant shall notify Landlord of such intended installation or use and shall obtain Landlord's consent therefor.  In addition to the foregoing, Tenant, at Tenant's option, at the time of such notice or at any time thereafter, may request Landlord, at Tenant's sole cost and expense, to install a check meter or flow meter to assist in determining the cost to Landlord of Tenant's Excess Usage.  If Tenant desires electric current or heated or cooled air to the Premises during periods other than Ordinary Business Hours, Landlord will use reasonable efforts to supply the same, but at the expense of Tenant, at Landlord's standard rate as established by it from time to time for such services.  Not less than forty-eight (48) hours' prior notice shall be given by Tenant to Landlord of Tenant's desire for such services.

C.(1)If Tenant requires janitorial services other than those required to be provided to other tenants of the Building complex generally, Tenant shall separately pay for such services monthly upon billing by Landlord, or Tenant shall, at Landlord's option, separately contract for such services with the same company furnishing janitorial services to Landlord.  Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's prior written consent and to such rules, regulations and requirements as Landlord may impose (including but not limited to the requirement that such janitors belong to a trade union), to employ janitors, other than those employed by Landlord, to perform such additional services.

(2)Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period when Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations now or hereafter in force or effect, it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as may be necessary by reason of accident, unavailability of employees or materials at reasonable cost, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord.  In the event of any such interruption, reduction or discontinuance of Landlord's services (either temporarily or permanently), Landlord shall not be liable for damages to persons or property, or relating to Tenant’s business, as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, or cause or permit an abatement, reduction or set off of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

D.Whenever machines or equipment which generate heat either as a prime purpose or as an incidental effect and which affect the temperature otherwise maintained by the air conditioning system are used by Tenant in the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the costs of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

7. Quiet Enjoyment:

Subject to liens, covenants, easements, agreements and restrictions of record, and any ground leases, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term of this Lease so long as Tenant complies with the provisions hereof.

8. Maintenance, Repairs, Alterations and Additions:

A.Maintenance and Repairs:

(1)Landlord shall maintain all portions of the Building and the Building Complex not the obligation of Tenant or any other tenant in the Building, in good order, condition and repair.

(2)In accordance with paragraph 12. B and except for damages from outside the Premises and except for services furnished by Landlord pursuant to Paragraph 6 hereof, Tenant shall, at Tenant's sole cost and expense, maintain the Premises in good order, condition and repair, ordinary wear and tear excepted, including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors and interior windows, all plumbing pipes, all electrical fixtures and special items in excess of Building Standard, furnishings installed within the Premises, and all equipment installed by or at the expense of Tenant.

(3)In the event that Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are required to so maintain the Premises.  In the event that Tenant fails to commence such work promptly upon demand by Landlord, and to diligently prosecute it to completion, then Landlord shall have the right, but shall not be required, to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.  Landlord shall have no liability to Tenant for any damage, inconvenience or interference with Tenant's use of the Premises as a result of performing any such work.

(4)Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

B.Alterations and Additions:

(1)Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be withheld unreasonably so long as such alterations, additions, and improvements are non-structural in nature and relate solely to the interior of the Premises.  Landlord may condition its consent to any alterations, additions or improvements upon such reasonable requirements as Landlord may deem necessary in its sole discretion, including without limitation the manner in which the work is done, the right to approve the contractor by whom the work is to be performed, and the times during which the work is to be accomplished.

(2)All alterations and additions to the Premises, including, by way of illustration but not limitation, all partitions, paneling, carpeting, drapes, other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), shall be deemed to be a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise.  Notwithstanding the foregoing, Landlord, by notice given to Tenant no later than thirty (30) days prior to the end of the term, may elect to have Tenant remove any or all of such alterations or additions, and, in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations and additions and shall restore the Premises to their condition prior to the making of the same, reasonable wear and tear excepted.  In addition, Landlord shall allow Tenant supplied and installed cabinets to be removed at the end of the term of the Lease and Tenant shall promptly remove, at its sole cost and expense, such cabinets and shall restore the Premises to their condition prior to their installation. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant which resulted from such delay.

(3)If Landlord authorizes persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, then, prior to the commencement of any such work, Tenant shall upon request deliver to Landlord such payment and performance bonds or other security as Landlord may require, and certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that Workmen's Compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work.  All such policies shall name Landlord as an additional insured.  Each such certificate shall provide that the insurance policy may not be canceled or modified without ten (10) days' prior written notice to Landlord.  Further, Tenant shall permit Landlord to post notices in the Premises in locations which will be visible by persons performing any work on the Premises stating that Landlord is not responsible for the payment for such work and setting forth such other information as Landlord may deem necessary.  All Tenant alterations, repair and maintenance work shall be performed in such a manner as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building or upon other tenants' use of their premises.

9. Entry by Landlord:

Landlord and its agents shall have the right to enter the Premises at all reasonable times, with reasonable notice to Tenant (except in the case of emergency), using reasonable efforts not to disrupt Tenant’s business, for the purpose of:  (1) examining or inspecting the same; (2) supplying janitorial services and any other services to be provided by Landlord or Tenant hereunder; (3) showing the same to prospective purchasers or tenants of the Building; and (4) making such alterations, repairs, improvements or additions to the Premises or the Building of which they are a part as Landlord may deem necessary or desirable.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key without liability to Tenant, except for any failure to exercise due care for Tenant's property, and without affecting this Lease.  If during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter, renovate and redecorate the Premises without elimination or abatement of rent and without incurring liability to Tenant for any compensation.  Such entry shall not be construed as a manifestation by the Landlord of an intent to terminate this Lease.  Landlord, during the entire term of this Lease, shall have the right, upon ninety (90) days' prior written notice to Tenant, to change the designation or name of the Building without liability to Tenant.  Tenant shall not, without the prior consent of Landlord, change the locks or install additional locks on any entry door or doors to the Premises.

10. Mechanic's Liens:

Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord's interest therein.  Tenant will keep the Premises and Building Complex free and clear of all mechanic's liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it.  Tenant hereby agrees to indemnify Landlord for, save Landlord harmless from, and defend Landlord against all liability, loss, damage, costs or expenses, including attorneys' fees and interest incurred on account of any claims of any nature whatsoever, including lien claims of laborers, material men, or others for work actually or allegedly performed for, or for materials or supplies actually or allegedly furnished to Tenant or persons claiming under Tenant.  Should any liens be filed or recorded against the Premises or any portion of the Building Complex, or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be removed of record within five (5) days after notice from Landlord.  If Tenant desires to contest any claim of lien, Tenant shall furnish to Landlord adequate security of at least one hundred fifty percent (150%) of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity or existence of any lien for any amount is entered, Tenant shall pay and satisfy the same at once.  If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed, and shall not have caused the same to be released of record or shall not have given Landlord security as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord.  Prior to performing any work on or about the Premises for which a mechanics lien could attach to the Building, Tenant shall notify Landlord at least three (3) business days in advance in order to permit Landlord an opportunity to post a notice of non-liability in accordance with the laws in Colorado.

11. Damage to Property, Injury to Persons:

A.Tenant hereby indemnifies and agrees to hold Landlord harmless from and to defend Landlord against any and all claims of liability for any injury (including death) or damage to any person or property whatsoever:  (1) occurring in, on or about the Premises or any part thereof; or (2) occurring in or about the Building Complex, when such injury or damage is caused in whole or in part by the act, neglect, fault or omission to act on the part of Tenant, its agents, contractors, employees, or invitees.  Tenant further agrees to indemnify and hold Landlord harmless from and to defend Landlord against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any intentional or negligent act of Tenant, or any of its agents, contractors, employees or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred as a result of any such claim or any action or proceeding brought thereon.  Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any other tenant or other occupant of the Building, or by any owner or occupant of adjoining or contiguous property.  Tenant agrees to pay for all damage to the Building Complex, and to tenants or occupants thereof, caused by Tenant's misuse or neglect of the Premises or any portion of the Building Complex.

B.Neither Landlord nor its agents shall be liable for any damage to property entrusted to Landlord, its agents or employees, or the building manager, if any, nor for the loss or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury (including death) or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place, or resulting from dampness or any other cause whatsoever; provided, however, that nothing contained herein shall be construed to relieve Landlord from liability for any personal injury or loss or damage to property resulting from its gross negligence, or willful misconduct, or that of its agents, servants or employees.  Landlord or its agents shall not be liable for interference with the light, view or other incorporeal hereditaments.  Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

C.Tenant hereby indemnifies and agrees to hold Landlord harmless from and to defend Landlord against any and all liability resulting from Tenant's failure to perform any obligation on Tenant's part to be performed under the terms of this Lease, or from any intentional or negligent act of Tenant, or of its agents or employees.

D.At the time Tenant takes possession of the Premises, Tenant agrees to carry and maintain, for the mutual benefit of Landlord and Tenant, during the term of this Lease and any extension hereof, general public liability insurance against claims for personal injury, sickness or disease, including death and property damage in or about the Premises, such insurance to afford protection to the limit of not less than $500,000.00 in respect to each person, and to the limit of not less than $1,000,000.00 in respect to any one occurrence causing bodily injury or death, and the limit of not less than $250,000.00 in respect to property damage.  All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Colorado, and shall be otherwise satisfactory to Landlord.  All such policies shall provide that the same may not be canceled or reduced in limits of liability or scope of coverage except upon ten (10) days' prior written notice to Landlord. In addition to the other requirements set forth herein, Tenant shall provide certificate(s) of such insurance to Landlord upon request from time to time and attached to such certificate(s) shall be an endorsement which names Landlord as an additional insured under such policies.  Tenant will not be required to comply with this provision until Landlord delivers and Tenant takes possession of the Premises.

12. Insurance, Casualty, and Restoration of Premises:

A.Landlord shall maintain "all risk" casualty insurance, in the amount of the full replacement value, on the shell and core of the Building, on the Premises to the extent of the Standard Tenant Finish Work items therein, and on the Building Complex, from such companies and on such terms and conditions including loss of rental insurance, as Landlord from time to time deems appropriate.  Tenant shall maintain "all risk" casualty insurance, in the amount of the full replacement value, on Tenant's furniture, furnishings and other property of Tenant within the Premises, on all fixtures and equipment removable by Tenant under the provisions of this Lease, and on all finish work in excess of Building Standard.

B.In the event that the Premises or the Building is damaged by fire or other insured casualty and insurance proceeds in an amount sufficient to repair the damages have been made available therefor by the holder or holders of any mortgages or deeds of trust encumbering the Building Complex, the damage shall be repaired by and at the expense of Landlord to the extent of such available insurance proceeds, provided that such repairs and restoration can, in Landlord's sole opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums.  Until such repairs and restoration are completed the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business.  (But there shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less.)  If the damage is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of Base Rent.  Landlord agrees to notify Tenant within sixty (60) days after such casualty if it estimates that it will be unable to repair and restore the Premises or Building within said one hundred twenty (120) day period.  Such notice will set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration.  If Landlord estimates it cannot make such repairs and restoration within said one hundred twenty (120) day period, then either party, by written notice to the other, may cancel this Lease as of the date of occurrence of such damage, provided that such notice is given to the other party within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration.  If no notice is given by either party evidencing its intent to terminate this Lease, this Lease shall continue in effect and the Base Rent shall be apportioned in the manner provided above.

C.Except as provided in this Paragraph, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment in the Building Complex.  Tenant understands that the Landlord will not carry insurance of any kind on any alterations or improvements made by Tenant to the Premises, or on Tenant's furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or to replace the same.  Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of improvements installed in the Premises by or for Tenant.

D.In case sufficient insurance proceeds are unavailable, or the Building throughout shall be so injured or damaged, whether by fire or otherwise (though said Premises may not be affected, or if affected, can be repaired within said one hundred twenty (120) days), that Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild said Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to said date, this Lease shall terminate from the date of delivery of said written notice, and both parties hereto shall be freed and discharged from all further obligations hereunder.  A total destruction of the Building shall automatically terminate this Lease.

E.Landlord and Tenant hereby waive any and all rights of recovery against one another and their officers, agents and employees for damage to real or personal property occurring as a result of the use or occupancy of the Premises or the Building Complex to the extent of insurance coverage which would be included in a standard "all-risk" policy of hazard insurance.  Landlord and Tenant each agree that all policies of insurance obtained by them pursuant to the provisions of this Lease shall contain endorsements or provisions waiving the insurer's rights of subrogation with respect to claims against the other, and each shall notify its insurance companies of the existence of the waiver and indemnity provisions set forth in this Lease.

13. Condemnation:

If any portion of the Premises which materially affects Tenant's ability to continue to use the remainder thereof for the purposes set forth herein, or if any portion of the Building, the loss of which renders the Premises untenantable, is taken by right of eminent domain or by condemnation, or is conveyed in lieu of any such taking, then this Lease may be terminated at the option of either Landlord or Tenant.  Such option shall be exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance; whereupon this Lease shall forthwith terminate and the Base Rent shall be duly apportioned as of the date of such taking or conveyance.  Upon such termination, Tenant shall surrender to Landlord the Premises and all of Tenant's interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom.  If any portion of the Premises or of any area appurtenant thereto is taken which does not materially affect Tenant's right to use the remainder of the Premises for the purposes set forth herein, this Lease shall continue in full force and effect and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant's ability to use the remainder of the Premises) bears to the whole.  In the event of taking or conveyance as described herein, Landlord shall receive the entire award or consideration for the Lands, improvements and the leasehold so taken.  Tenant shall have no rights to any such condemnation award.

14. Assignment and Subletting:

A.Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant and the employees of Tenant, nor shall Tenant permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, and employees, customers and others having lawful business with Tenant.  Tenant shall not assign, sublet or part with the possession of all or part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that:  (1) such consent to any assignment or subletting shall not relieve the Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all rental due hereunder, and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; (2) if Tenant’s performance under this Lease is guarantied, the guarantor consents and agrees to such assignment and subletting in a writing satisfactory to Landlord, (3) the proposed subtenant or assignee is a reputable party of reasonable financial worth in light of the responsibilities involved, and Tenant shall have provided Landlord with reasonable proof thereof; and, (4) Tenant is not in default hereunder at the time it makes its request for such consent.  The sale or transfer of all or a majority of the stock of Tenant, if Tenant is a corporation, or the sale or transfer of all or a majority of the ownership interest in Tenant, if Tenant is a partnership or other form of business entity, or the sale or transfer of all or substantially all of the assets of Tenant, shall constitute an assignment of the Lease for purposes of this Paragraph, whether any such sale or transfer occurs through one or more transactions occurring after the date of this Lease.  Consent of the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting.  Subletting or assignment by subtenants or assignees shall not be permitted under any circumstances.

B.Notwithstanding the provisions of Paragraph 14.A., if Tenant request Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Premises, Tenant shall submit to Landlord the information required in Paragraph 14.A.(2) and (3) above.  Upon receipt of such request and information from Tenant, Landlord shall have the right, exercisable by notice in writing within fourteen (14) days after such receipt, to terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet more than fifty percent (50%) of the Premises, to terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such right, which shall be not more than thirty (30) days following the giving of such notice.  If Landlord shall exercise such right, Tenant shall surrender possession of the entire Premises or of the portion which is the subject of the right, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term.  If this Lease shall be canceled as to a portion of the Premises only, the Base Rent and other charges payable by Tenant under this Lease shall be abated proportionately.  If Landlord gives such notice of termination, Tenant may withdraw its request for consent to assignment or subletting by delivering written notice of such withdrawal prior to the termination date set forth in Landlord's notice, and this Lease shall remain in full force and effect.

C.In the event that Landlord does not exercise its rights as provided in Paragraph 14B, all documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior approval by Landlord or its counsel.  Tenant shall pay on demand all of Landlord's costs and expenses, including reasonable attorney's fees, not to exceed $750.00, incurred in determining whether or not to consent to any requested sublease or assignment and in reviewing and approving such documentation.

Further, Tenant shall pay to Landlord the excess of the per square foot rent received by Tenant (less any reasonably out of pocket expenses paid by Tenant in connection with such sublease or assignment) over the per square foot rent then being paid by Tenant to Landlord.  If the Premises are sublet in their entirety or if this Lease is assigned, any rights of Tenant to renew this Lease or to extend the term, or to lease additional space in the Building, shall be extinguished thereby, and will not be transferred to the subtenant or assignee.

D.Notwithstanding anything to the contrary contained in this Lease, if a trustee in bankruptcy is entitled to assume control over Tenant's rights under this Lease, and assigns such rights to any third party, the Base Rent to be paid hereunder by such party shall be increased to the then current Base Rent (if greater than that then being paid for the Premises) which Landlord would charge for comparable space in the Building as of the date of such third party's occupancy of the Premises.

15. Estoppel Certificate:

Tenant agrees, at any time and from time to time, upon not less than five (5) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other matters as are reasonably requested by Landlord, it being intended that any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any existing or prospective mortgage or deed of trust encumbering the Building Complex.  Tenant's failure to deliver such statement within such time shall constitute an event of default (as that term is defined elsewhere in this Lease).

16. Default:

The happening of any one or more of the following events shall constitute an "event of default":

A.Tenant shall fail to pay when due any installment of Base Rent, Additional Rent, other rent or other charge, including the Expense Adjustments set forth in Paragraph 4 of this Lease, and such default shall continue for three (3) days;

B.Intentionally Omitted;

C.This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in a manner permitted herein;

D.This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

E.Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they mature;

F.Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee of all or substantially all of the property of Tenant shall be appointed, and Tenant shall fail to diligently contest such proceeding or such proceeding shall not be dismissed or such receivership of trusteeship vacated within sixty (60) days after such institution or appointment;

G.Tenant shall fail to take possession of the Premises within five (5) days of the commencement of the Primary Lease Term; or

H.Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed under this Lease, and such nonperformance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant.

17. Remedies for Default:

A.Upon the happening of any event of default as hereinabove described, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

(1)To give Tenant written notice of intention to terminate this Lease on the date of giving notice or on any later date specified therein, whereupon Tenant's right to possession of the Premises shall cease and this Lease shall be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice were the end of the term herein originally demised; or

(2)To re-enter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either using such force for such purposes as may be necessary, without being liable for prosecution therefor, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions.  Should Landlord elect to re-enter as provided in this subparagraph (2), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its uncontrolled discretion, may determine, and Landlord may collect and receive the rents therefor.  Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such re-entry or reletting to exercise its right to terminate this Lease by giving Tenant written notice to that effect, in which event the Lease will terminate as specified in said notice.

B.In the event that Landlord does not elect to terminate this Lease as permitted in subparagraph A.(1) of this Paragraph, but on the contrary, elects to take possession as provided in subparagraph A.(2) hereof, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting Landlord's reasonable expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting.  If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith will be made in determining the net proceeds from such reletting.  Any rent concessions will be apportioned over the term of the new lease.  Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not been retaken, and Landlord shall be entitled to receive the same from Tenant on each such day.

C.Nothing herein shall preclude Landlord at its election from recovering, at a minimum, the fair rental value of the Premises as damages for the failure of Tenant to pay the agreed upon rentals.

D.In the event that this Lease is terminated (except as provided in the paragraphs on casualty or condemnation), Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and other sums which would have been owed by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above.  Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Base Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day.  Alternatively, at the option of Landlord, in the event that this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant, as damages for the loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the amount, if any, by which the aggregate of the Base Rent and all other payment obligations of Tenant for the balance of the term exceeds the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only Base Rent, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of four percent (4%) per annum.  For the purpose of computing in advance Tenant's payment obligations under Paragraph 4B (Expense and Tax Adjustments) for the balance of the term, the most current payment shall be used initially and shall be increased ten percent (10%) per year for each subsequent calendar year.

E.Suit or suits for the recovery of the amounts and damages set forth herein may be brought by Landlord, from time to time, at Landlord's election; and nothing herein shall be deemed to require Landlord to await the date that this Lease or the term hereof would have expired had there been no such default by Tenant, or no such termination, as the case may be.   Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All costs incurred by Landlord in connection with collecting any amounts and damages owed by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees, shall also be recoverable by Landlord from Tenant.  Landlord and Tenant agree that any action or proceeding arising out of this Lease shall be heard by the court sitting without a jury, and they hereby waive all rights to trial by jury.

F.No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such agreement, term, covenant, or condition.  No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord.  No waiver of any breach shall affect or alter this Lease; but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach.  Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance by Landlord or Tenant subsequent to termination, including, without limitation, any agreement by Tenant to indemnify, defend or hold Landlord harmless contained in this Lease.

G.(1)Nothing contained in this Paragraph 17 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount is greater than, equal to or less than the amounts preceding provisions of this Paragraph 17.

(2)Notwithstanding anything in this Paragraph 17 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as specified in subparagraphs 16E and 16F above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

H.Any rents or other amounts owing hereunder which are not paid within five (5) days after they are due shall bear interest rate which is three (3) percentage points above the then current prime interest rate published by Wells Fargo Bank of Denver, from the due date of such payment until received by Landlord.  Similarly, any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation to do, shall, if not repaid by Tenant within five (5) days after demand by Landlord, thereafter bear interest at the above rate until received by Landlord.

18. Condition of Premises:

Tenant shall accept the Premises in their condition as of the date of this Lease, except that Landlord, at Landlord’s sole cost, shall make the following repairs and alterations to the Premises (collectively, the “Tenant Finish”):

•	Construct three new partition walls and add one door creating a storeroom, exact location to be agreed upon Landlord and Tenant;
•	Professionally clean the existing carpet;
•	Patch and paint with one (1) coat of paint to match existing base color.

Landlord shall have no obligation to make any other repairs or alterations to the Premises.  In the event that Tenant elects to make additional repairs or alterations to the Premises, Tenant must comply with the provisions of Paragraph 8.B. of this Lease in connection therewith, Tenant being responsible for all costs thereof. Landlord shall not have any obligation for the repair or replacement of any portions of the interior of the Premises which are damaged or wear out during the term hereof, regardless of the cause therefor.

19. Removal of Tenant's Property:

All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord for all expenses incurred in connection with the disposition of such property.  Notwithstanding the above, Tenant shall have two (2) days to remove such property if this Lease is terminated other than as a result of the expiration of the Lease.

20. Holding Over:

Should Tenant hold over after the termination of this Lease and continue to pay rent, and should Landlord accept such rent, without any express written agreement as to such holding over, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy, but any such holding over shall not constitute an extension of this Lease.  During such holding over, Tenant shall pay rental equal to one hundred fifty percent (150%) of the last monthly rental rate and the other charges as provided herein.  Such tenancy shall continue until terminated by Landlord as provided by law or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the intended date of termination of such monthly tenancy of Tenant's intention to terminate such tenancy.  Nothing contained herein shall be construed as requiring Landlord to accept any rental tendered by Tenant after the expiration of this Lease.

21. Control of Common Areas:

All automobile parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord, including loading areas, pedestrian walkways and ramps, landscaped areas, stairways and other areas and improvements provided by Landlord both inside and outside the Building (all of the foregoing are hereinafter collectively referred to as "Common Areas") for the general use in common of tenants, their officers, employees, agents, invitees, licensees, visitors and customers (all of the foregoing are hereinafter collectively referred to as "Permitted Users"), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas.  Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Areas; to employ personnel to operate and police the Common Areas; to change at any time and from time to time the area, level, location and arrangement of parking areas and other Common Areas; to restrict parking; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a public dedication thereof or the accrual of any rights therein to any person or the public; to discourage parking by other than permitted Users; and to do and perform such other acts in and to the Common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Permitted Users.  All reasonable expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be included in the definition of Operating Expenses.

22. Surrender:

Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit the Premises and surrender the Premises to Landlord broom clean, in good order and condition, except for ordinary wear and tear, loss by fire or other casualty (unless caused, whether by action or inaction, by Tenant, its agents, contractors, employees or invitees) and free from any furniture, trade fixtures, equipment, and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Paragraph 8 hereof.  In the event that Tenant fails to vacate the Premises in a timely manner as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

23. Acceptance of Premises by Tenant:

Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that said Premises were in the condition agreed upon between Landlord and Tenant, and acknowledgment of satisfactory completion of any fix-up work which Landlord has agreed in writing to perform.

24. Subordination and Attornment:

This Lease shall be subordinate to any mortgage or deed of trust now or hereafter placed upon the Building Complex, any ground lease or any declaration of covenants now or hereafter placed upon the Building Complex regarding maintenance and use of any areas contained in any portion of the Building Complex, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof.  With respect to any of the foregoing, Tenant agrees that no documentation other than this Lease shall be required to evidence such subordination.  If any holder of a mortgage or deed of trust shall elect for this Lease to be superior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage or deed of trust, whether this Lease is dated earlier or later than the date of said mortgage or deed of trust or the date of recording thereof.  Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, for the purposes of executing such documents only.  This power of attorney is coupled with an interest.  Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise.

25. Payments After Termination:

No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of notice of default by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or after any final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or may otherwise exercise any of its rights and remedies hereunder.  The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any suit theretofore commenced or judgment theretofore obtained.

26. Authorities for Action and Notice:

A.Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its Building Manager or any other person who shall from time to time be designated by Landlord in writing.

B.All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when either (1) deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, or (2) personally delivered (which shall include delivery by same-day messenger service or overnight courier service), and addressed to Landlord at its principal office in the Building, or at the most recent address of which Landlord has notified Tenant in writing.  All notices or demands required or permitted to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when either (1) deposited in the United State Mail, with proper postage prepaid, certified or registered, return receipt requested, or (2) personally delivered (which shall include delivery by same-day messenger service or overnight courier service), and addressed to Tenant at the Premises.  Either party shall have the right to designate in writing, served as above provided, a different address to which notices are to be served.  The foregoing shall in no event prohibit any notice provided for by law from being given in the manner required by such law.

27. Security Deposit:

It is agreed Tenant has deposited with Landlord and Landlord will keep on deposit at all times during the term hereof, the sum of $8,810.66, the receipt of which is acknowledged, as security for the payment by Tenant of the rent herein agreed to be paid and for the faithful performance of all of the terms, conditions and covenants of this Lease.  If, at any time during the term hereof, Tenant shall be in default in the performance of any provision of this Lease, Landlord shall have the right to use said deposit, or so much thereof as is necessary, in payment of any rent in default as aforesaid, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default.  In such event, Tenant shall on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount.  In the event said deposit has not been used as aforesaid, said deposit, or as much thereof as has not been used for such purposes, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant.  Landlord shall have the right to commingle said deposit with other funds of Landlord.  Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest is sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit.  If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

28. Miscellaneous:

A.The rules and regulations attached hereto and marked Exhibit "C", together with all additions to and amendments thereof subsequently made by Landlord from time to time for the safety, care and cleanliness of the Premises and the preservation of good order therein, are hereby expressly made a part hereof; and Tenant agrees to obey all such rules and regulations The violation of any of such rules and regulations by Tenant shall be deemed an event of default of this Lease by Tenant, affording Landlord all those remedies set out herein.  Landlord shall not be responsible to Tenant for the failure of any other tenant or occupant of the Building to comply with any of said rules and regulations.

B.The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Building at the time in question.  In the event of any transfer or transfers of the title to the Building, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then-grantor) shall be automatically released, from and after the date of such transfer or conveyance, from all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that the grantee assumes the duty to perform Landlord's covenants and obligations hereunder, and provided that any funds in which Tenant has an interest in the hands of Landlord or the then-grantor at the time of such transfer shall be turned over to the grantee. The Landlord agrees to provide Tenant with no less than thirty (30) days written notice of any anticipated transfer and the timing of such transfer so that Tenant may make proper payment to the appropriate party.  Any amount then due and payable to Tenant by Landlord or the then-grantor under any provisions of this Lease shall be paid to Tenant at the time of any transfer or conveyance.

C.The termination or mutual cancellation of this Lease shall not create a merger, and such termination or mutual cancellation shall, at the option of Landlord, either terminate all subleases and subtenancies or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

D.Tenant agrees that for the purpose of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, halls, passageways and elevators of the Building.

E.This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent.  Tenant shall not be entitled to any set off of the Base Rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and to any holder of a mortgage or deed of trust covering the Building Complex or any portion thereof, and an opportunity is granted to Landlord and such holder to correct such violation as provided in subparagraph I of this Paragraph.

F.If any clause or provision of this Lease is deemed to be illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, the parties shall mutually agree to add as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible.

G.The captions of each Paragraph are needed as a matter of convenience only and shall be considered to be of no effect in the construction of any provision or provisions of this Lease.

H.Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns.

I.In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and Landlord shall either 1) cure the default; or 2) meet with Tenant’s agents within thirty (30) days of such notice to discuss the default. Tenant shall afford Landlord a reasonable opportunity to cure any such default.  Notice to Landlord of any such alleged default shall be ineffective unless Tenant shall send notice of such default by certified or registered mail, with proper postage prepaid, to each holder of a mortgage or deed of trust covering the Building Complex or any portion thereof of whose address Tenant has been notified in writing, and unless Tenant shall afford such holder a reasonable opportunity to cure any alleged default on Landlord’s behalf.  In no event will Landlord or any mortgagee be responsible for any consequential damages incurred by Tenant, including, but not limited to, lost profits or interruption of business, as a result of any alleged default by Landlord.

J.No act or thing done by Landlord or Landlord's agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by any member of Landlord or a party designated in writing by Landlord as so authorized to act.  The delivery of keys to Landlord or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises.  No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord.

K.Landlord shall have the right to change the name of the Building, to construct other buildings or improvements in any plaza or other area designated by Landlord for use by tenants, or to change the location or character of, or make alterations of or additions to, any of said plazas or other areas. Landlord agrees to give Tenant at least thirty (30) days notice of any anticipated changes pursuant to this Paragraph 28(k).

L.Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except such as are expressed in this Lease, and that no amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant in the same manner as the execution of this Lease.

M.Notwithstanding anything to the contrary contained herein, Landlord's liability under this Lease shall be limited to its interest in the Building at the time such liability is incurred.  In the event Tenant obtains any judgment against Landlord, Tenant agrees that execution on such judgment will be limited to Landlord's interest in the Building and that no levy, attachment or execution will be sought against any other property of Landlord.  Tenant agrees that no general or limited partner in Landlord shall have any liability for any liability of Landlord to Tenant.

N.Time is of the essence hereof.

O.Tenant and the parties executing this Lease on behalf of Tenant represent to Landlord that such parties are authorized to do so by requisite action of Tenant's board of directors, partners, or other appropriate parties, as the case may be, and agree, upon request, to deliver to Landlord a resolution or similar document to that effect.

P.Landlord and Tenant understand that notwithstanding certain provisions to the contrary contained herein, a trustee or debtor in possession under the Bankruptcy Code of the United States may have certain rights to assume or assign this Lease.  Landlord and Tenant further understand that, in any event, Landlord is entitled under the Bankruptcy Code to Adequate Assurance of future performance of the terms and provisions of this Lease.  For purposes of any such assumption or assignment, "Adequate Assurance" shall include at least the following:

(1)In order to assure Landlord that the proposed assignee will have the resources with which to pay the rent called for herein, any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) at least as great as the combined net worth of Tenant and the guarantor(s) of this Lease, if any, on the date this Lease became effective, increased by seven percent (7%), compounded annually, for each year from the Lease Commencement Date through the date of the proposed assignment.  The financial condition and resources of Tenant and the guarantor(s), if any, were a material inducement to Landlord in entering into this Lease.

(2)Any proposed assignee of this Lease must assume and agree to be personally bound by the terms, provisions, and covenants of this Lease.

Q.Any obligation of the Landlord hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost, or any other reason beyond the control of the Landlord, shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

R.Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.  In the event that Tenant violates this provision, this Lease shall at Landlord's option be null, void, and of no further force and effect, except that Tenant shall be liable to Landlord, as liquidated damages, in the amount of the remaining rental to be paid hereunder.

S.Upon request of Landlord, Tenant will provide a Financial Report, including but not limited to a balance sheet and income statements, to Landlord for Tenant's preceding fiscal year.

T.This Lease may be executed in two or more duplicate originals.  Each duplicate original shall be deemed to be an original hereof, and it shall not be necessary for a party hereto to produce more than one such original as evidence hereof.

U.The Tenant does hereby specifically allow and permit the Landlord to execute an Assignment Agreement, including a General Assignment of Rents, and to assign this particular Lease, without obtaining the consent of Tenant. Landlord will give Tenant at least thirty (30) days notice of any anticipated assignment and the timing of said assignment so that Tenant may make proper payment to the appropriate parties.

V.Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all of Tenant's income, leasehold improvements, equipment, furniture, fixtures and personal property located in the Premises; excepting only items paid for by Landlord and standard throughout the Building.  In the event that any or all of Tenant's leasehold improvements, equipment, furniture, fixtures and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord as additional rent hereunder its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property.

W.(1)Tenant and its agents, employees, customers and invitees shall have the right to use only those parking facilities designated from time to time by Landlord on the terms and subject to the conditions established by Landlord.  Landlord shall have the right to charge for parking, to limit the use of available structured parking, if any, and to designate from time to time those parking facilities available to Tenant.  Upon request by Landlord, Tenant shall provide license numbers of all automobiles using assigned or authorized parking.  Landlord shall be entitled to establish reasonable rules and regulations governing the use of the parking spaces, including the right to issue parking permits and decals to be affixed to motor vehicles.  Landlord shall not be liable for and Tenant hereby releases and covenants not to bring any action against Landlord for any loss or damage to any vehicle of Tenant, its guests, employees or agents for damage to or theft of or from a motor vehicle while in the parking areas.

(2) At no charge, Tenant shall have the non-exclusive right to use up to 3.5 surface parking space per 1,000 rentable square feet of the Premises (the "Allocated Parking Spaces"). Of the Allocated Parking Spaces, Tenant shall have the right to lease at the then current rate established by Landlord, up to 1.5 spaces per 1,000 square feet of the Premises of reserved parking spaces (the "Reserved Parking Spaces") in the covered portion of the parking structure. The current rate at time of lease execution is $30.00 per month and is subject to change. For the purpose of the calculation of the number of Allocated Parking Spaces and Reserved Parking Spaces to which Tenant is entitled, the number of parking spaces calculated as described above shall rounded down to the nearest whole parking space.

X.Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner, except Fuller Real Estate and Howard-Dobbs Real Estate Group, Inc. Each party shall indemnify, defend and hold the other party harmless from all damages, claims and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt, except Landlord shall pay any commissions or fees that are payable to the above-named brokers or finder with respect to this Lease in accordance with the provisions of a separate commission contract.

Y.In the event of any litigation to enforce the provisions of this Lease, the prevailing party in such litigation shall be entitled to reasonable attorneys’ fees and costs.

Z.If more than one party executes this Lease as a tenant, all references herein to "Tenant" in the singular shall be deemed to have been used in the plural where the context and construction so require.  The obligations and undertakings of each party comprising Tenant shall be joint and several between and among such parties, such that each such party shall be fully responsible for the Tenant’s full performance of its obligations and undertakings under this Lease.

AA.  Tenant shall have the option to renew this Lease (the "Extension Option") for one (1) three (3) year term (the "Option Term") provided that (i) Tenant has notified Landlord, in writing, of its intent to exercise the Extension Option at least one-hundred-eighty (180) days prior to the commencement date of the Option Term, and (ii) at the time of such notice and on the commencement date of the Option Term no default under the Lease shall have occurred.  In the event that either such condition shall not be complied with as to the exercise of the Extension Option, the Extension Option shall be null, void and of no further force and effect.

The Extension Option is for the entire Premises and shall be upon the same terms and conditions as are provided for in this Lease, except that the Base Rent shall be at the then current prevailing market rate for such space as established by the Landlord, the Premises shall be taken "AS IS" with no provision for tenant finish or repairs, there shall be no option to extend the term, and no adjustment shall be made to the Base Rent to reflect concessions granted to other tenants (such as tenant improvement allowances, periods of no or reduced rent, or similar concessions) or the fact that real estate broker’s commissions may not be paid.  In no event shall the Base Rent for the Option Term be less than the last monthly Base Rent paid during the Primary Lease Term.

Any assignment of the Lease or subletting of the whole or any part of the Premises, or any termination of the Lease, shall terminate the Extension Option.

BB.   This Lease is subject to and conditioned upon the vacation of the Premises by the Suite 415 Tenant and the modification of the existing Termination Agreement, prior to December 6, 2022.

CC.  Landlord and Tenant acknowledge and agree that (i) located within the Premises are certain furniture of a previous lessee; and (ii) Tenant shall be allowed to select from such furniture items that it desires to utilize in the Premises, Tenant shall be allowed to use the Furniture, within the Premises and in connection with its business.  Tenant acknowledges and agrees that Landlord makes no representation or warranty as to the condition or fitness for any purpose of any of the Furniture. Tenant agrees that all cost of relocating the Furniture within the Premises, including installation, and reconfiguration, will be at Tenant’s sole cost and expense, and will remove all furniture, in accordance with paragraph 22. of this Lease, upon the termination of the Lease Term.

IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE EXECUTED THIS OFFICE BUILDING LEASE AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

"Landlord"

VICTEX COLORADO LLC, a Colorado limited liability company

By:	/s/ Eric C. Johnson

Its:	President

"Tenant"

Trees Corporation, a Delaware corporation

By:	/s/ Jessica Bast

Its:	CFO

EXHIBIT A

DEMISED PREMISES

FINANCIAL PLAZA I

AT UNION SQUARE

215 UNION BLVD • LAKEWOOD, CO

STAIR 1
MEN'S
WOMEN'S
JANITOR
UP
DN.

NORTH

SUITE 415

3,776 RSF

HOWARD-DOBBS

215 Union Boulevard
Suite 175
303-985-4414
www.howarddobbs.com

KEENEY DESIGN

730 W Hampden Ave
Suite 303
Englewood CO 80110
303•871•1970
www.KeeneyDesign.com

EXHIBIT B

PROPERTY LEGAL DESCRIPTION:

Lots 1, 2 and 3, Block 1, Financial Plaza at Union Square Subdivision, County of Jefferson, State of Colorado.

EXHIBIT C

RULES AND REGULATIONS

Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenant's employees and agents, contractors and invitees or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

1.The sidewalks, entries, passages, corridors, stairways, and elevators of the Building shall not be obstructed by Tenant, or Tenant's agents, employees, contractors or invitees or used for any purpose other than ingress to and egress from the Premises.

(a)Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord.  Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant.  Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord.  In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair said damage.

(b)No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

(c)Safes and other equipment, the weight of which is not excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises.

2.No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord; but there shall be no obligation or duty on the part of Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building.  A Directory in a conspicuous place, with the name(s) of Tenant(s), not to exceed one name per 500 square feet of space contained in the Premises, will be provided by Landlord; any necessary revision to this Directory will be made by Landlord at Tenant's expense, within a reasonable time after notice from Tenant of the change making the revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written consent of Landlord.  Landlord shall have the right to remove all nonpermitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

3.Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property kept therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

4.Tenant shall not employ any person or persons other than the janitor or cleaning contractor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord.  Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or person whomsoever.  The janitor of the Building may at all times keep a pass key, and other agents of Landlord shall at all times be allowed admittance to the Premises.

5.Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended; and any damage resulting to the same from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant.  No person shall waste water by tying back or wedging the faucets or in any other manner.

6.Except for seeing eye dogs for the blind and hearing ear dogs for the deaf, no animals shall be allowed in the offices, halls, corridors and elevators of the Building.  No persons shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

7.Except for wheelchairs, no vehicles, including bicycles, shall be permitted in the offices, hall, corridors, and elevators in the Building, nor shall any vehicles be permitted to obstruct the sidewalks or entrances of the Building.

8.Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant or Tenant's agents, employees, contractors, or invitees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building.  Tenant, except in case of fire or other emergency, shall not open any outside window.

9.No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained.  A reasonable number of keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord; and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made.  At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

10.No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways.

11.No awnings shall be placed over any window.

12.If any Tenant desires telegraphic, telephonic or other electric connections, Landlord or Landlord's agents will direct the electricians as to where and how the wire may be introduced; and without such directions, no boring or cutting for wires will be permitted.  Any such installation and connection shall be made at Tenant's expense.

13.Tenant shall not install or operate any steam or gas engine or boiler in the Premises.  The use of oil, gas or inflammable liquids for eating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed hazardous shall not be brought into the Building Complex.

14.Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours.  Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

15.Except as permitted by Landlord, excluding hanging of pictures or decorations, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings partitions or floors of the Premises or of the Building; and any defacement, damage or injury caused by Tenant or Tenant's agents or employees shall be paid for by Tenant.

16.Landlord and its agents shall have the right to enter the Premises at all reasonable times, with reasonable notice to Tenant (except in the case of emergency)and show the same to persons wishing to lease them, and may, at any time within sixty (60) days preceding the termination of Tenant's Lease Term, place upon the doors and windows of the Premises the notice "For Rent," which notice shall not be removed by Tenant.  Notwithstanding the foregoing, Tenant may affix wall decorations and other items to the walls, ceilings, partitions and floors in a manner customary for office use.

17.Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations for the use and care of the Premises and the Building of which the Premises are a part.  Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord.  In the event of any breach of any rules and regulations herein set forth, or any reasonable amendments, modifications or additions thereto, Landlord shall have all remedies set forth in this Lease in the event of default by Tenant.

18.Tenant recognizes and agrees to enforce with all employees and guests a policy of no smoking in the common areas of the Building Complex, except in areas specified by the Landlord or his management personnel.